Exhibit 10.28

**Stealth Technologies Inc.**
**801 West Bay Drive, Suite 470**
**Largo, Florida 33770**

October 22, 2018

BHP Capital NY Inc.
245 East 40th Street, Suite 28B
New York, New York 10016

**Re. Amended and Restated Securities Purchase Agreement, dated as of August 13, 2018**

Sir/Madam:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of January 26, 2018 (as amended and as may hereafter be amended or restated from time to time, the "Purchase Agreement"), made by and between Stealth Technologies Inc., a Nevada corporation (the "Company"), and BHP Capital NY Inc., a New York corporation (the "Holder"), pursuant to which Holder agreed to purchase from the Company, and the Company agreed to sell and issue to the Holder, a Convertible Promissory Note in the principal amount of $165,000.00 (the "Original Note" and the Purchase Agreement, the "Original Transaction Documents").

On August 13, 2018, the Company and the Holder entered into an Amended and Restated Securities Purchase Agreement (the "Amended and Restated Purchase Agreement"), pursuant to which the Company agreed to sell and issue to the Holder an Amended and Restated Convertible Promissory Note in the principal amount of $193,300.00 (the "Amended and Restated Note" and together with the Amended and Restated Purchase Agreement, the "Amended and Restated Transaction Documents"). The Amended and Restated Transaction Documents amend and restate the terms of the Original Transaction Documents in its entirety and replace the Original Transaction Documents with the Amended and Restated Transaction Documents. Except as otherwise defined herein, terms defined in the Amended and Restated Note shall have the same meaning when used herein. The Company and the Holder shall be referred to herein as the "Parties".

Pursuant to Section 3.10 of the Amended and Restated Note, it shall be an Event of Default if the Company shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings); and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act. As of the date hereof, the Company has failed to file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 with the U.S. Securities and Exchange Commission and has not been in compliance with the reporting requirements of the Exchange Act for at least five (5) months ("Exchange Act Non-Compliance").

As consideration for the Holder forbearing from entering an Event of Default for the Exchange Act Non-Compliance under Section 3.10 of the Amended and Restated Note, the Company hereby immediately and irrevocably agrees to the payment of $41,903.55 (representing twenty percent (20%) of the current outstanding principal and interest balance owing to the Holder), which such amount shall be immediately added to the principal balance of the Amended and Restated Note upon the execution hereof. The Company acknowledges and agrees that, immediately following the execution hereof, the new principal balance owing under the Amended and Restated Note is

$251,421.31 (representing the current outstanding principal and interest balance of the Amended and Restated Note plus the twenty percent (20%) forbearance fee required hereby) (the "Non-Compliance Fee").

In addition to the Non-Compliance Fee provided above, as additional consideration for the Holder forbearing from entering an Event of Default for the Exchange Act Non-Compliance, the Company hereby agrees to immediately and irrevocably amend the definition of "Variable Conversion Price" in the Amended and Restated Note with the Holder to mean the following: "equal to the lesser of (i) $0.30 per share, (ii) 50% multiplied by the average of the three lowest Trading Prices for the Common Stock during the previous twenty (20) Trading Days before the Issue Date of this Note (representing a discount rate of 50%) or (iii) 50% multiplied by the Market Price (representing a discount rate of 50%)."

The Company hereby affirms its obligations to the Holder under the Amended and Restated Transaction Documents and the other documents executed in connection therewith and further affirms as follows: (i) subject to the terms and conditions herein provided, that the Company shall continue to perform each and every covenant, agreement and condition set forth in the Amended and Restated Transaction Documents, and continue to be bound by each and all of the terms and provisions thereof and hereof; and (ii) as of the date hereof, other than as provided herein, no default or Event of Default has occurred or is continuing under the Amended and Restated Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Amended and Restated Transaction Documents.

The Company hereby acknowledges, represents, warrants and confirms to Holder that: (i) each of the Amended and Restated Transaction Documents are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Company to or against the enforcement of any of the Amended and Restated Transaction Documents, and to the Company has any defenses, setoffs, counterclaims, cross-actions or equities against the Holder and/or against the enforceability of any of the Amended and Restated Transaction Documents, the Company acknowledges and agrees that same are hereby fully and unconditionally waived by the Company.

The Company hereby represents and warrants to the Holder that the execution and delivery by the Company of this letter agreement and the performance by the Company of its obligations hereunder has been duly and validly authorized and approved by the Company and its Board of Directors pursuant to all applicable laws. No other corporate action or consent on the part of the Company, its Boards of Directors, stockholders or any other person or entity is necessary or required to execute this letter agreement to consummate the transactions contemplated herein and therein, or perform all of obligations hereunder and thereunder. This letter agreement has been duly and validly executed by the Company (and the officer executing this letter agreement is duly authorized to act and execute same on behalf of the Company) and constitutes the valid and legally binding agreements of the Company, enforceable against the Company in accordance with its respective terms.

The Company hereby indemnifies and holds the Holder harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature payable by the Holder to any person or entity, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate

of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels (collectively, the "Claims"), as a result of, or arising out of, or relating to any matters relating to this letter agreement.

As a material inducement for Holder to execute this letter agreement, the Company hereby releases, waives, discharges, covenants not to sue, acquits, satisfies and forever discharges the Holder and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Company ever had, now have, or which any successor or assign of the Company hereafter can, shall or may have against any of the Holder and their respective successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever related to the Amended and Restated Transaction Documents through the date hereof. In addition to, and without limiting the generality of foregoing, the Company further covenant with and warrant unto the Holder that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Holder.

This letter agreement and the Amended and Restated Transaction Documents contain the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The Parties hereby consent and agree that if this letter agreement shall at any time be deemed by the Parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the Parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

*[ - signature page follows - ]*

By execution hereof, the undersigned hereby agrees to the terms and conditions of this letter agreement.

Very truly yours,

**STEALTH TECHNOLOGIES INC.**

By: ______________________
Name: Brian McFadden
Title: Chief Executive Officer

ACCEPTED AND AGREED:

**BHP CAPITAL NY INC.**

By: ______________________
Name: Bryan Pantofel
Title: President